Designated Filer:	Warburg Pincus Private Equity IX, L.P.
Issuer & Ticker Symbol:	Builders FirstSource, Inc. (BLDR)

Date of Event Requiring Statement: January 21, 2010

Exhibit 99.3

JOINT FILERS’ SIGNATURES

WARBURG PINCUS IX, LLC

By: Warburg Pincus Partners, LLC, its Sole Member,

By: Warburg Pincus & Co., its Managing Member

By: /s/ Scott A. Arenare	Date:January 22, 2010
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS PARTNERS, LLC

By: Warburg Pincus & Co., its Managing Member

By: /s/ Scott A. Arenare	Date:January 22, 2010
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS LLC

By: /s/ Scott A. Arenare	Date:January 22, 2010
Name: Scott A. Arenare
Title: Managing Director
WARBURG PINCUS & CO.

By: /s/ Scott A. Arenare	Date:January 22, 2010
Name: Scott A. Arenare
Title: Partner
By: /s/ Scott A. Arenare	Date:January 22, 2010
Name: Charles R. Kaye
By: Scott A. Arenare, Attorney-in-Fact

By: /s/ Scott A. Arenare	Date:January 22, 2010
Name: Joseph P. Landy
By: Scott A. Arenare, Attorney-in-Fact